Exhibit 5.1

[Letterhead of Eric B. Wilmer]

November 12, 2021

Lincoln National Corporation

150 N. Radnor Chester Road

Radnor, Pennsylvania 19087

Gentlemen:

I have acted as counsel to Lincoln National Corporation, an Indiana corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, with respect to the offer and sale of up to 2,802,000 shares of the Company’s common stock, without par value (“Common Stock”) under the LNL Agents’ 401(k) Savings Plan (the “Plan”). Terms defined in the Registration Statement and not otherwise defined herein are used with the meanings so defined.

In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth. I have also made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the Common Stock issuable pursuant to the Registration Statement and the Plan will be, when issued in accordance with the terms of the Plan, validly issued, fully paid and nonassessable.

The opinion herein is limited to the corporate laws of the State of Indiana, and I express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

I consent to the use of this opinion as an exhibit to the Registration Statement. I also consent to any and all references to myself in the prospectus which is part of said Registration Statement.

This opinion is rendered solely for your benefit in connection with the transactions described above.

Very truly yours,

/s/ Eric B. Wilmer

Eric B. Wilmer
Assistant Vice President and Senior Counsel